EXHIBIT 1-b


                             UNDERWRITING AGREEMENT
                      (Preferred Stock, Depositary Shares and Common Stock)

                                                                _________, 200_


Morgan Stanley
1585 Broadway
New York, New York 10036

Dear Sirs:

         We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Morgan Stanley, a Delaware corporation (the "Company"), proposes to [issue and sell ____________ shares of its ___% Cumulative Preferred Stock, par value $.01 per share, stated value $____ per share (the "Firm Offered Securities")](1) [issue and sell ______ Depositary Shares (the "Firm Offered Securities"), each representing a [fraction] interest in its __% Cumulative Preferred Stock, par value $.01 per share, stated value $______ per share](2) [issue and sell ____________ shares of its common stock, par value $.01 per share (the "Firm Offered Securities")](3). The Company also proposes to [issue and sell not more than an additional ___________ shares of its ___% Cumulative Preferred Stock, par value $.01 per share, stated value $___ per share (the "Additional Offered Securities"),]1 [issue and sell not more than an additional ________ Depositary Shares (the "Additional Offered Securities"), each representing a [fraction] interest in its __% Cumulative Preferred Stock, par value $.01 per share, stated value $______ per share,](2) [issue and sell not more than an additional ___________ shares of its common stock, par value $.01 per share (the "Additional Offered Securities"),](3) if and to the extent that we shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Offered Securities referred to below. The Firm Offered Securities and the Additional Offered Securities are hereinafter collectively referred to as the "Offered Securities" or as the ["Preferred Shares"/ "Depositary Shares"/"Common Shares"].(4) [The Depositary Shares will be issued by ______________ (the "Depositary") pursuant to the terms of a Deposit Agreement (the "Deposit Agreement") to be entered into among the Company,


------------
     (1)  Include only for issuances of Preferred Stock.

     (2) Include only for issuances of Depositary Shares representing interests in Preferred Stock.

     (3)  Include only for issuances of Common Stock.

     (4)  Delete as appropriate.


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



the Depositary, and the holders from time to time of Depositary Receipts issued thereunder. The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). The shares of the Company's ___% Cumulative Preferred Stock, par value $.01 per share, stated value $________ per share, relating to the Depositary Shares are hereinafter referred to as the "Underlying Preferred Shares".](5) [The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".](6)

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the number of Firm Offered Securities set forth below opposite their names at $____ per share [plus accrued dividends, if any, from __________, 200_ to the date of payment and delivery](7):

                                                                  Number of
                                                             Offered Securities
Underwriter                                                    To Be Purchased
-----------                                                  ------------------

[Morgan Stanley DW Inc.]................................
[Morgan Stanley & Co. Incorporated].....................
[Insert syndicate list].................................

                                                             ------------------
Total...................................................
                                                             ==================

         The Underwriters will pay for such Firm Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 a.m. (New York time) on __________, 200_, or at such other time, not later than 5:00 p.m. (New York time) on __________, 200_, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

         Subject to the terms and conditions set forth herein and incorporated by reference herein, the Company hereby agrees to sell to the Underwriters the Additional Offered Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to __________ Additional Offered


-------------
     (5) Include only for issuances of Depositary Shares representing interests in Preferred Stock.

     (6)  Include only for issuances of Common Stock.

     (7) Include only for issuances of Preferred Stock or issuances of Depositary Shares representing interests in Preferred Stock.


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



Securities at the purchase price set forth above [plus accrued dividends, if any](8). Additional Offered Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Offered Securities.

         If any Additional Offered Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Offered Securities (subject to such adjustments to eliminate fractional shares as we may determine) that bears the same proportion to the total number of Additional Offered Securities to be purchased as the number of Firm Offered Securities set forth above opposite the name of such Underwriter bears to the total number of Firm Offered Securities. The Underwriters will pay for any Additional Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 a.m. (New York time) on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from us to the Company of our determination, on behalf of the Underwriters, to purchase a number, specified in such notice, of Additional Offered Securities. The time and date of such payment are hereinafter referred to as the "Option Closing Date." The notice of the determination to exercise the option to purchase Additional Offered Securities may be given at any time within 30 days after the date of this Agreement. The several obligations of the Underwriters to purchase Additional Offered Securities are subject to the delivery to us on the Option Closing Date of such documents as we may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Offered
Securities [and the Underlying Preferred Shares](9) and other matters related to the issuance of the Additional Offered Securities [and the Underlying Preferred Shares](9).

         The Offered Securities [and the Underlying Preferred Shares](10) shall have the terms set forth in the Prospectus dated ______________, 200_ and the Prospectus Supplement dated ____________, 200_[.][, including the following:

Terms of [Underlying](10) Preferred Shares
Dividends:
Rate:


------------
     (8) Include only for issuances of Preferred Stock or issuances of Depositary Shares representing interests in Preferred Stock.

     (9) Include only for issuances of Depositary Shares representing interests in Preferred Stock.

     (10) Include only for issuances of Depositary Shares representing interests in Preferred Stock.


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



         Dividend Payment Dates: _________, _________,_________, and _________,
commencing _________, 20__; Dividends cumulate from ________, 20__ Liquidation
Preference: $_____ per share

Redemption:

[Conversion/Exchange Provisions:]

[Other Terms:]

[Terms of Depositary Shares
Dividends:
Rate:

         Dividend Payment Dates: _________, _________, _________, and
_________, commencing _________, 20__; Dividends cumulate from ________, 20__

         Liquidation Preference: $_____ per share (equivalent to $____ per Underlying Preferred Share)

Redemption:
[Other Terms:]](11)(12)

         Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.

         Except as set forth below, all the provisions contained in the document entitled Morgan Stanley Underwriting Agreement Standard Provisions (Preferred Stock, Depositary Shares and Common Stock) dated , 2003, (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that [(i)] if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, [and
(ii) all references in such document to Common Stock, Common Shares, Depositary Shares, Depositary Receipts, Underlying Preferred Shares and the Deposit Agreement shall not be


------------
     (11) Include only for issuances of Preferred Stock or issuances of Depositary Shares representing interests in Preferred Stock.

     (12) Include only for issuances of Depositary Shares representing interests in Preferred Stock.


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



deemed to be part of this Agreement](13) [and (ii) all references in such document to Preferred Shares, Depositary Shares, Depositary Receipts, Underlying Preferred Shares and the Deposit Agreement shall not be deemed to be part of this Agreement](14) [and (ii) all references in such document to Common Stock and Common Shares shall not be deemed to be part of this Agreement.](15)


------------
     (13) Include only for issuances of Preferred Stock.

     (14) Include only for issuances of Common Stock.

     (15) Include for issuances of Depositary Shares representing interests in Preferred Stock.


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



         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                      Very truly yours,

                                      [MORGAN STANLEY DW INC.]

                                      [MORGAN STANLEY & CO. INCORPORATED]

                                      [Name of other Lead Managers]

                                      On behalf of themselves and the other
                                         Underwriters named herein

                                      By:  MORGAN STANLEY & CO. INCORPORATED

                                      By: ___________________________________
                                          Name:
                                          Title:

Accepted as of the date hereof:

MORGAN STANLEY

By: ___________________________________
    Name:
    Title:


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



                                 MORGAN STANLEY

                             UNDERWRITING AGREEMENT

                              STANDARD PROVISIONS
             (PREFERRED STOCK, DEPOSITARY SHARES AND COMMON STOCK)

                                     , 2003

         From time to time, Morgan Stanley, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Offered Securities and any Underlying Preferred Shares and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities and any Underlying Preferred Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus relating to the Offered Securities and any Underlying Preferred Shares included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities and any Underlying Preferred Shares together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         1. Representations and Warranties. The Company represents and warrants to each of the Underwriters as of the date of the Underwriting Agreement that:


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



                (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                (b) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                (c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (c) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) to those parts of the Registration Statement that constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the trustees referred to in the Registration Statement.

                (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.


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



                (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

                (f) The authorized capital stock of the Company, the Offered Securities, any Underlying Preferred Shares, any Depositary Shares and any Deposit Agreement conform as to legal matters to the descriptions thereof contained in the Prospectus.

                (g) In the case of Offered Securities that are Common Shares, the shares of the Company's Common Stock outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable.

                (h) The Preferred Shares, the Underlying Preferred Shares or the Common Shares, as the case may be, have been duly authorized by the Company and, when such shares are issued and delivered as contemplated by the terms of this Agreement, such shares will be validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights.

                (i) In the case of Offered Securities that are Depositary Shares, the deposit of the Underlying Preferred Shares by the Company in accordance with any Deposit Agreement has been duly authorized and, when the Depositary Shares are issued and delivered in accordance with the terms of this Agreement, the Depositary Shares will represent legal and valid interests in the Underlying Preferred Shares.

                (j) Assuming due authorization, execution and delivery of any Deposit Agreement by the Depositary, each Depositary Share, if any, will represent the interest described in the Prospectus in a validly issued, outstanding, fully paid and non-assessable Underlying Preferred Share; assuming due execution and delivery of the Depositary Receipts, if any, by the Depositary pursuant to such Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

                (k) This Agreement has been duly authorized, executed and delivered by the Company.


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



                (l) The Deposit Agreement, if any, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company.

                (m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, any certificate of designation relating to the Preferred Shares or the Underlying Preferred Shares, as the case may be (the "Certificate of Designation"), and the Deposit Agreement, if any, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Certificate of Designation, if any, and the Deposit Agreement, if any, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities; provided, however, that no representation is made as to whether the purchase of the Offered Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or
         Section 4975 of the Internal Revenue Code of 1986, as amended.

                (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Underwriting Agreement).

                (o) There are no legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

                (p) The Company is not, and after giving effect to the offering and sale of the Preferred Shares, the Underlying Preferred Shares or the Common Shares, as the case may be, and the application of the proceeds thereof as described in the Prospectus will not be required to register as, an

         "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                (q) Each of the Company and its consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

                (r) Morgan Stanley DW Inc. is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

                (s) Morgan Stanley & Co. Incorporated is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         2. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

         3. Purchase and Delivery. Payment for the Firm Offered Securities and any Additional Offered Securities shall be made to the Company in immediately available funds at the time and place set forth in the Underwriting Agreement.

         Payment for any Firm Offered Securities and Additional Offered Securities that are in the form of Depositary Shares shall be made against delivery to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters of Depositary Receipts evidencing such Firm Offered Securities or Additional Offered Securities, as the case may be, registered in such names and in such denominations as the Manager shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of such Offered Securities to the Underwriters duly paid.


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



         Certificates for any Firm Offered Securities and Additional Offered Securities shall be in definitive form and registered in such names and in such denominations as the Manager shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing such Firm Offered Securities and Additional Offered Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of such Offered Securities to the Underwriters duly paid, against payment of the purchase price therefor.

         4. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

                (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

                     (i) there shall not have occurred any downgrading, nor
                shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                     (ii) there shall not have occurred any change, or any
                development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the execution and delivery of the Underwriting Agreement), that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                (b) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.


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



         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                (c) The Manager shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP, outside counsel to the Company, or of other counsel satisfactory to the Manager and who may be an officer of the Company, dated the Closing Date, to the effect that:

                     (i) the Company has been duly incorporated, is validly
                existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                     (ii) each of Morgan Stanley DW Inc., Discover Bank, Morgan
                Stanley & Co. Incorporated and Morgan Stanley International Incorporated (the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                     (iii) each of the Company and its Material Subsidiaries
                has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                     (iv) the authorized capital stock of the Company, the
                Offered Securities, any Underlying Preferred Shares, any

                Depositary Shares and any Deposit Agreement conform as to legal matters to the descriptions thereof contained in the Prospectus;

                     (v) in the case of Offered Securities that are Common
                Shares, the shares of the Company's Common Stock outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable;

                     (vi) the Preferred Shares, the Underlying Preferred Shares
                or the Common Shares, as the case may be, have been duly authorized and, when such shares are issued and delivered as contemplated by the terms of this Agreement, such shares will be validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights;

                     (vii) in the case of Offered Securities that are
                Depositary Shares, the deposit of the Underlying Preferred Shares by the Company in accordance with any Deposit Agreement has been duly authorized and, when the Depositary Shares are issued and delivered in accordance with the terms of this Agreement, the Depositary Shares will represent legal and valid interests in the Underlying Preferred Shares;

                     (viii) assuming due authorization, execution and delivery
                of any Deposit Agreement by the Depositary, each Depositary Share, if any, will represent the interest described in the Prospectus in a validly issued, outstanding, fully paid and non-assessable Underlying Preferred Share; assuming due execution and delivery of the Depositary Receipts, if any, by the Depositary pursuant to such Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement;

                     (ix) this Agreement has been duly authorized, executed and delivered by the Company;

                     (x) the Deposit Agreement, if any, has been duly
                authorized, executed and delivered by the Company and is a valid and binding agreement of the Company;

                     (xi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Certificate of Designation, if any, and the Deposit Agreement, if any, will not contravene any provisions of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Certificate of Designation, if any, and the Deposit Agreement, if any, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities; provided, however, that such counsel need not express an opinion as to whether the purchase of the Offered Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

                     (xii) the statements (1) in the Basic Prospectus under
                "Description of Capital Stock" and "Plan of Distribution," (2) in the Prospectus Supplement under "Description of Cumulative Preferred Stock," "Description of Depositary Shares" or "Description of Offered Common Stock," as the case may be, and under "Dividend Policy" and "Underwriters," (3) in the Registration Statement under Item 15, (4) in "Item 3. Legal Proceedings" of the most recent annual report on Form 10-K incorporated by reference in the Prospectus and (5) in "Item 1. Legal Proceedings" of Part II of the quarterly reports on Form 10-Q, if any, filed since such annual report and incorporated by reference in the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                     (xiii) after due inquiry, such counsel does not know of
                any legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated by reference as required;

                     (xiv) the Company is not, and after giving effect to the
                offering and sale of the Preferred Shares, the Underlying Preferred Shares or the Common Shares, as the case may be, and the application of the proceeds thereof as described in the Prospectus will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                     (xv) such counsel (1) believes that each document filed
                pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except as to financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,
                (2) has no reason to believe that any part of the Registration Statement (except as to financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) on the date such part became effective contained, and the Registration Statement (except as to financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) believes that the Registration Statement and Prospectus (except as to financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) has no reason to believe that the Prospectus (except as to financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (d) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs
         (iv), (v), (vi), (vii), (viii), (ix), (x), clauses (1) and (2) of subparagraph (xii) and clauses (2), (3) and (4) of subparagraph (xv) of paragraph (c) above.

         With respect to subparagraph (xv) of paragraph (c) above, if such opinion is given by counsel who is also an officer of the Company, such counsel may state that his or her opinion and belief are based upon his or her participation, or the participation of someone under his or her supervision, in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to subparagraph (xv) of paragraph (c) above, Davis Polk & Wardwell and, if Sidley Austin Brown & Wood LLP is giving such opinion, Sidley Austin Brown & Wood LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as specified.

         The opinion of Sidley Austin Brown & Wood LLP, or any other outside counsel to the Company, described in Section 4(c) above shall be rendered to the Manager at the request of the Company and shall so state therein.

                (e) The Manager shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from the Company's independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

                (f) In the case of Offered Securities that are Common Shares or Preferred Shares convertible into Common Shares, the Manager shall have received "lock-up" agreements, each substantially in the form of Exhibit A hereto, between the Manager and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Manager on or prior the date of the Underwriting Agreement, and each such lock-up agreement shall be in full force and effect on the Closing Date.

         5. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

                (a) To furnish the Manager, without charge, a conformed copy of the Registration Statement (including exhibits and all amendments thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

                (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

                (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Underwriters it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, satisfactory in all respects to the Manager, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law and to cause such amendments or supplements to be filed promptly with the Commission.

                (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualifications for as long as the Manager shall reasonably request.

                (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of the Underwriting Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the first fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                (f) To use its best efforts to accomplish the listing of the Offered Securities on the New York Stock Exchange and, in the case of Offered Securities that are Common Shares, the Pacific Exchange.

                (g) In the case of Offered Securities that are Preferred Shares or Depositary Shares, during the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any preferred stock of the Company, as the case may be, substantially similar to the Offered Securities (other than the Offered Securities), without the prior written consent of the Manager.

                (h) In the case of Offered Securities that are Common Shares, during the period beginning on the date of the Underwriting Agreement and continuing to and including [90] days after the date of the Prospectus, not (i) to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Manager. The restrictions contained in the preceding sentence shall not apply to
         (i) the Common Shares to be sold hereunder or (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a restricted stock unit or other security outstanding on the date of the Underwriting Agreement of which the Manager has been advised in writing.

                (i) Whether or not any sale of Offered Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Offered Securities, (iii) the fees and disbursements of the Company's counsel and accountants and of the Depositary and its counsel, (iv) the qualification of the Offered Securities under securities or Blue Sky laws in accordance with the provisions of
         Section 5(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda,
         (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Offered Securities,
         (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (ix) all document production charges of counsel to the Underwriters (but not including their fees for professional services in connection with the preparation of this Agreement) and (x) any filing fees in connection with any review of the offering of the Offered Securities by the National Association of Securities Dealers, Inc.

         6. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or allegedly untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         To the extent the indemnification provided for in the first or second paragraph of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amounts of Offered Securities purchased by each of such Underwriters and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         7. Termination. This Agreement shall be subject to termination by notice given by the Manager to the Company if, after the execution and delivery of the Underwriting Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or, in the event of a global offering, in any relevant foreign jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Manager, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus.

         8. Defaulting Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Offered Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate number of Firm Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Offered Securities and the aggregate number of Firm Offered

Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Firm Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Offered Securities and the aggregate number of Additional Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Offered Securities to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Offered Securities or (ii) purchase not less than the number of Additional Offered Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Securities.

         9. Representations and Indemnities to Survive. The respective indemnity and contribution agreements and the representations, warranties and other statements of the Company, its officers and the Underwriters set forth in this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                                      EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                                               _______ __, 200_

Morgan Stanley & Co. Incorporated
    [Morgan Stanley DW Inc.]
    [Name of other Lead Managers]
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Dear Sirs:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MS & Co.") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Morgan Stanley, a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including MS & Co. (the "Underwriters"), of [___ shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock")] [____ shares of the Company's __% Cumulative Preferred Stock, par value $.01 per share, stated value $______.per share (the "Preferred Stock"), convertible into the common stock, par value $.01 per share, of the Company (the "Common Stock")].

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of MS & Co. on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending [90] days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any [Shares/Preferred Stock] to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of MS & Co. on behalf


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

of the Underwriters, it will not, during the period commencing on the date hereof and ending [90] days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                    Very truly yours,

                                    ___________________________________________
                                    (Name)

                                    ___________________________________________
                                    (Address)


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